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                                                                  EXHIBIT 3.B.




                        CONSENT OF JAMES BERNSTEIN, ESQ.


                                 April 17, 2002


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713


Directors:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through Providentmutual Variable Life Separate Account of Providentmutual Life and Annuity Company of America (File No. 333-82611).


                                             /s/ James Bernstein
                                             -------------------
                                             James Bernstein
                                             Assistant Secretary